Exhibit 5.0

OSWALD & YAP

Lawyers

A Professional Corporation

Michael A. Oswald	16148 Sand Canyon	Northern California Office:
Calvin C.S. Yap	Irvine, California 92618	One Maritime Plaza
Lynne Bolduc	Telephone (949) 788-8900	Suite 1040
William L. Buus	Telefax: (949) 788-8980	San Francisco, California 94111
Richard T. Hsueh
Edward W. Russey, III		Midwestern Office:
Carol A. Gefis		53 West Jackson Boulevard
Christopher T. Jain		Suite 1550
Eric Leach
Cherrie Tsai		Chicago, Illinois 60604
Ashley Brown
Of Counsel:
Senior Counsel:		John W. Allured
Reed M. Williams		Thomas G. Gardiner

July 21, 2006

Ladies and Gentlemen:

We have acted as counsel to Salty’s Warehouse, Inc., a Florida corporation (the “Company”) in connection with the Company’s Registration Statement on Form SB-2 as filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Registration Statement”), which relates to the registration of the resale by the selling stockholders of 6,400,000 shares of common stock and the exercise of options to purchase 300,000 shares of common stock by officers and directors pursuant to the Company’s 2004 Incentive and Nonstatutory Stock Option Plan (collectively, the “Offering” and the “Registered Securities”). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set for the in the Registration Statement, will be legally issued, fully paid and nonassessable.

We acknowledge that we are referred to under the heading “Legal Matters” in the prospectus which is part of the Registration Statement, and we hereby consent to such as our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities of offer and sale in such states.

OSWALD & YAP, a Professional Corporation

/s/ OSWALD & YAP